Exhibit 99.2

CYPRESS PHARMACEUTICAL, INC.

AND SUBSIDIARY

CONDENSED CONSOLIDATED FINANCIAL

STATEMENTS

NINE MONTHS ENDED SEPTEMBER 30, 2012

AND 2011

CYPRESS PHARMACEUTICAL, INC.

INDEX TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

PAGE
CONDENSED CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2011 AND SEPTEMBER 30, 2012 (UNAUDITED)	1

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011	2

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011	3

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS	4–13

CYPRESS PHARMACEUTICAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	As Restated (Note 11)
	September 30, 2012	December 31, 2011
	(unaudited)	(Note 3)
ASSETS:
Cash	$4,182	$138,929
Accounts receivable, net	9,412,090	12,789,449
Inventory, net	6,195,380	6,313,380
Refundable income taxes	1,614,267	874,775
Deferred tax asset	2,279,000	2,897,000
Other current assets	1,519,135	1,501,601

Total current assets	21,024,054	24,515,134

Property and equipment	2,059,755	2,043,917
Less: accumulated depreciation	(1,925,096)	(1,793,765)

Property and equipment, net	134,659	250,152

Other assets	274,756	290,356

Total assets	$21,433,469	$25,055,642

LIABILITIES:
Accounts payable	$2,928,149	$1,721,689
Accrued expenses	10,809,415	14,441,882
Borrowings on line of credit	7,680,000	6,825,000

Total current liabilities	21,417,564	22,988,571

COMMITMENTS AND CONTINGENCIES	—	—

STOCKHOLDERS’ EQUITY:
Common stock—$0.01 par value; 100,000 shares authorized; 14,479 and 14,053 shares issued and outstanding in 2011 and 2010, respectively	145	145
Preferred stock
Redeemable Preferred Stock: $0.01 par value 7,000 shares authorized; none issued and outstanding	—	—
Series A-1 Convertible Preferred Stock: 6,650 shares authorized, issued and outstanding; and Series A-2 Convertible Preferred Stock: 350 shares authorized, issued and outstanding	30,000,000	30,000,000
Notes receivable—restricted common stock	(1,663,302)	(1,617,573)
Additional paid in capital	1,663,287	1,617,558
Retained earnings (deficit)	(29,984,225)	(27,933,059)

Total stockholders’ equity	15,905	2,067,071

Total liabilities and stockholders’ equity	$21,433,469	$25,055,642

The accompanying notes are an integral part of these condensed consolidated financial statements.

CYPRESS PHARMACEUTICAL, INC.

CONDENSED CONSOLIDATED STATEMENTS

OF OPERATIONS

(unaudited)

	As Restated (Note 11) Nine Months Ended
	September 30,	September 30,
	2012	2011
Sales, gross
Generic products	$38,486,993	$54,901,317
Branded products	26,646,998	25,248,072

	65,133,991	80,149,389
Sales deductions	(33,044,377)	(42,285,454)

Sales, net	32,089,614	37,863,935

Cost of Sales	12,805,867	16,369,456

Gross Profit	19,283,747	21,494,479

Selling, General and Administrative Expenses:
Payroll and related costs	10,002,024	8,895,536
Selling	5,322,357	5,028,998
Freight and supplies	912,030	976,994
Facility and equipment	549,629	496,669
Product development	3,563,043	1,674,826
Other	1,515,391	1,267,553

	21,864,474	18,340,576
Depreciation and amortization expense	180,931	242,744

Total Operating Expenses	22,045,405	18,583,320

Operating Income (Loss)	(2,761,658)	2,911,159
Interest expense	180,000	684,500

Income (Loss) Before Income Tax Expense (Benefit)	(2,941,658)	2,226,659
Income tax expense (benefit)	(890,492)	791,554

Net Income (Loss)	$(2,051,166)	$1,435,105

The accompanying notes are an integral part of these condensed consolidated financial statements.

CYPRESS PHARMACEUTICAL, INC.

CONDENSED CONSOLIDATED STATEMENTS

OF CASH FLOWS

(unaudited)

	As Restated (Note 11) Nine Months Ended September 30,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(2,051,166)	$1,435,105
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation expense	131,331	112,844
Amortization expense	49,600	129,900
Provision for losses on inventory	—	(100,000)
Provision for deferred income taxes	564,000	(384,000)
Change in assets and liabilities:
Decrease in accounts receivable	3,377,359	4,632,414
Decrease (increase) in inventory	118,000	(2,195,720)
Decrease (increase) in other assets	2,466	(916,610)
Increase in refundable income taxes	(739,492)	(800,773)
Increase in accounts payable	1,206,460	1,292,521
Decrease in accrued expenses	(3,632,467)	(527,262)

Net cash (used in) provided by operating activities	(973,909)	2,678,419

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(15,838)	(85,759)

Net cash used in investing activites	(15,838)	(85,759)

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings on line of credit, net	855,000	—

Net cash provided by financing activities	855,000	—

NET INCREASE (DECREASE) IN CASH	(134,747)	2,592,660
CASH, BEGINNING OF PERIOD	138,929	304,500

CASH, END OF PERIOD	$4,182	$2,897,160

The accompanying notes are an integral part of these condensed consolidated financial statements.

CYPRESS PHARMACEUTICAL, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011

(As Restated)

1.	NATURE OF BUSINESS

Cypress Pharmaceutical, Inc. (the “Company”) was incorporated under the laws of the State of Mississippi in 1993 and began operations shortly thereafter. The Company is a specialty pharmaceutical company that develops, acquires and markets branded and generic pharmaceutical products through its two operating divisions:

•

Cypress Pharmaceutical (“Cypress”), which develops and markets niche generic pharmaceuticals that offer the consumer a valuable generic alternative for a broad group of therapeutic categories and in a variety of dosage forms; and

•

Hawthorn Pharmaceuticals (“Hawthorn”), which develops and markets the Company’s branded products under the Hawthorn label. Hawthorn, which began operations in 1998, markets its line of products to physicians through its nationwide sales force. In January 2003, the Company formed a wholly-owned subsidiary, Hawthorn Pharmaceuticals, Inc., through which its activities are conducted.

The Company’s products are sold primarily to national drug wholesalers and national drugstore chains.

2.	RECAPITALIZATION

On November 26, 2003, the Company completed a recapitalization (the “Recapitalization”) pursuant to which TA Associates (“TA”) acquired a minority interest in the Company. In connection with the Recapitalization, the Company received $30,000,000 in equity financing from TA, consisting of $30,000,000 of Series A-1 10 percent Convertible Preferred Stock (“Series A-1 Preferred Stock”) and Series A-2 10 percent Convertible Preferred Stock (“Series A-2 Preferred Stock”). Both the Series A-1 Preferred Stock and Series A-2 Preferred Stock are convertible into Redeemable Preferred Stock. The Company also incurred indebtedness of $35,000,000, consisting of $23,000,000 of variable rate Senior Debt and $12,000,000 of 12 percent Subordinated Debt.

Immediately prior to the Recapitalization, the Company affected a twenty for one stock split whereby the 1,000 previously outstanding shares of common stock were split into 20,000 shares. As part of the Recapitalization, the net proceeds from the sale of the Series A-1 and Series A-2 Convertible Preferred Stock and the issuance of the Senior Debt and the Subordinated Debt were used to redeem 7,000 shares of common stock for an aggregate redemption price of $57,213,931 and to repay all of the Company’s outstanding bank debt.

The Recapitalization was accounted for as a leveraged recapitalization such that the Company’s assets and liabilities remained at their historical bases for financial reporting purposes. Upon consummation of the Recapitalization, the Company converted from an S corporation to a C corporation for federal income tax purpose.

CYPRESS PHARMACEUTICAL, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011

(As Restated)

The effects of the Recapitalization on stockholders’ equity (deficit) are summarized as follows:

Redemption and distribution to common stockholders	$57,213,931
Legal, accounting, travel and other transaction costs	780,000

Total reduction in stockholders’ equity	$57,993,931

An equity incentive plan was established as part of the Recapitalization whereby 1,053 shares of common stock were reserved for awards to be granted and/or sold to employees of the Company. The plan was amended in December 2010 to add 2,106 shares of common stock to the plan that the Company can issue. No specific criteria have been established for awards under the plan. The Company has issued to employees under the plan as restricted common stock (the “Restricted Common Stock”) 1,479 shares as of September 30, 2012 and December 31, 2011. The Restricted Common Stock was sold to the employees at current estimated fair value and the Company loaned the employees $1.21 million to purchase the Restricted Common Stock. The notes receivable bear interest at 5 percent and are due at various dates between 2014 and 2017. Interest in the amounts of $451,152 and $405,423 had accrued on the notes at September 30, 2012 and December 31, 2011, respectively. The Restricted Common Stock vests over 3 years and contains certain restrictions, including the ability of the employee to sell or transfer the Restricted Common Stock and the right of the Company to repurchase the Restricted Common Stock from the employees under certain conditions.

3.	SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation and Basis of Presentation

The accompanying interim condensed consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Hawthorn Pharmaceuticals, Inc. All intercompany accounts and transactions have been eliminated in consolidation.

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information. Accordingly, they do not include all of the information and notes required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the nine months ended September 30, 2012 are not necessarily indicative of the results that may be expected for the year ending December 31, 2012. The consolidated balance sheet at December 31, 2011 has been derived from the audited consolidated financial statements at that date, but does not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. For further information, refer to the Company’s audited consolidated financial statements and footnotes for the year ended December 31, 2011.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and

CYPRESS PHARMACEUTICAL, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011

(As Restated)

assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Such estimates include the allowance for doubtful accounts, reserves for inventory obsolescence and provisions for sales allowances, returns, losses and rebates. Actual results could differ from those estimates.

Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Receivables

The Company reports trade receivables at net realizable value. In the normal course of business, the Company extends credit to its customers on a short-term basis and generally does not require collateral. Management determines the allowance for doubtful accounts based on historical losses and current economic conditions. On a continuing basis, management analyzes delinquent receivables and once these receivables are determined to be uncollectible, they are written off through a charge against an existing allowance account or against earnings.

Inventory

Inventory is stated at the lower-of-cost or market on an average cost basis. Reserves for excess, slow moving or obsolete inventory are established when management becomes aware of an impairment in a product’s marketability due to changes in formulation, market demand and conditions or other factors. Such reserves are established based upon the difference between the product’s cost and management’s estimate of its net realizable value.

Property and Equipment

Property and equipment are recorded at cost. Depreciation is provided on the straight-line basis over the estimated useful lives of the assets. Maintenance and repairs are charged to expense. Major improvements are capitalized. Items sold or retired are removed, with the resulting gain or loss included in current operations. Estimated useful lives of assets by equipment category are as follows:

Computer equipment – 2 to 5 years

Warehouse equipment – 5 to 7 years

Furniture and fixtures – 5 to 7 years

Leasehold improvements – 7 years

Impairment of Long-Lived Assets

The Company regularly evaluates the carrying value of its long-lived assets, for events or changes in circumstances which indicate that the carrying value may not be recoverable. As part of this evaluation, the Company estimates the future cash flows expected to result from the use of the asset and its eventual disposal. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, an impairment loss is recognized through a charge to operations.

CYPRESS PHARMACEUTICAL, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011

(As Restated)

Income Taxes

From the inception of the corporation, the Company operated as an S corporation. Under this election, the taxable income of the Company was passed through to the individual stockholders, thus no provision or liability for income taxes was provided for financial reporting purposes.

Upon consummation of the Recapitalization, the Company converted from an S corporation to a C corporation. Subsequent to the Recapitalization, income taxes are accounted for under the asset and liability method where deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is established when it is more likely than not that some portion or the entire deferred tax asset will not be realized.

Sales and Sales Deductions

The Company recognizes revenue from product sales upon passage of title and risk of loss to customers. Accordingly, revenue is recognized when all of the following occur: a purchase order is received from a customer; title and risk of loss pass to the Company’s customer upon shipment of the merchandise under the terms of FOB shipping point; prices and estimated sales provisions for product returns, sales rebates, chargebacks, payment discounts and other promotional allowances are reasonably determinable; and the customer’s payment ability has been reasonably assured.

Concurrently with the recognition of revenue, the Company records estimated sales provisions for product returns, sales rebates, chargebacks, payment discounts and other sales allowances. Sales provisions are established based upon consideration of a variety of factors, including but not limited to, historical relationship to revenues, historical payment and return experience, customer rebate arrangements and current contract sales terms with wholesale and indirect customers. The following briefly describes the nature of each provision and how such provisions are estimated.

•	Payment discounts are reductions to invoiced amounts offered to customers for payment within a specified period and are estimated upon shipment utilizing historical customer payment experience.

•

Sales rebates are offered to certain customers to promote customer loyalty and encourage greater product sales. These rebate programs provide that, upon the attainment of pre-established volumes or the attainment of revenue milestones for a specified period, the customer receives either credit against purchases or cash payment. Other promotional programs are incentive programs periodically offered to customers. Due to the nature of these programs, the Company is able to estimate provisions for rebates and other promotional programs based on specific terms in each agreement at the time of shipment along with management’s estimate of the customer’s purchases over the specified period.

CYPRESS PHARMACEUTICAL, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011

(As Restated)

•

Consistent with common industry practices, the Company has agreed to terms with its customers to allow them to return a product that is within a certain period of the product’s expiration date. Upon shipment of product to customers, the Company provides for an estimate of product to be returned. This estimate is determined by applying a historical relationship of products returned to products sold and market conditions including but not limited to the reformulation of products.

•

Generally, the Company provides credits to customers for decreases that are made to selling prices for the value of inventory that is owned by customers at the date of the price reduction. The Company has not contractually agreed to provide price adjustment credits to its customers; instead, the Company issues price adjustment credits at its discretion. Price adjustment credits are estimated at the time the price reduction occurs. The amount is calculated based on an estimate of customer inventory levels.

•

The Company has arrangements with certain parties establishing prices for the Company’s products for which the parties independently select a wholesaler from which to purchase. Such parties are referred to as indirect customers. A chargeback represents the difference between the Company’s invoice price to the wholesaler and the indirect customer’s contract price, which is lower. Provisions for estimating chargebacks are calculated primarily using historical chargeback experience, contract pricing and sales information provided by wholesalers and chains, among other factors.

Actual product returns, chargebacks and other sales allowances incurred are, however, dependent upon future events and may be different than the Company’s estimates. The Company continually monitors the factors that influence sales allowance estimates and makes adjustments to these provisions when management believes that actual product returns, chargebacks and other sales allowances may differ from established allowances.

On March 3, 2011, the U.S. Food and Drug Administration (“FDA”) announced its intent to remove certain unapproved prescription cough, cold, and allergy products from the U.S. market. Manufacturing of the affected products was required to be discontinued by June 1, 2011 and the discontinuation of shipments by August 30, 2011. The Company complied with this action; however, as a result of the action, actual product returns during the nine months ended September 30, 2012 and 2011 exceeded the estimates established by management. The changes in estimates for the excess of actual returns over management’s estimates were expensed in the period such amounts were determined.

Shipping and Handling Costs

Shipping and handling costs are included in selling, general and administrative expenses in the accompanying consolidated statements of operations. Shipping and handling costs were $737,456 and $908,261 for the nine months ended September 30, 2012 and 2011, respectively.

Product Development Costs

Product development costs, including internal costs and costs contracted with third parties, are expensed in the period incurred.

CYPRESS PHARMACEUTICAL, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011

(As Restated)

The Company’s product development expenses consist primarily of costs to develop formulations, prepare documents for submission, engage contract research organizations to conduct clinical studies, test products under development, engage legal, medical and regulatory consultants and application user fees to the FDA. Products under development primarily include abbreviated new drug applications (“ANDAs”) and Section 505(b)(1) and 505(b)(2) new drug applications (“NDAs”).

An ANDA provides for marketing of a drug product that has the same active ingredients in the same strengths and dosage form as the listed drug and has been shown through bioequivalence testing to be therapeutically equivalent to the listed drug. ANDA applicants are not required to conduct or submit results of pre-clinical or clinical tests to prove the safety or effectiveness of their drug product, other than the requirement for bioequivalence testing. Drugs approved in this way are commonly referred to as “generic equivalents” to the listed drug, and can often be substituted by pharmacists under prescriptions written for the original listed drug. There is no application fee associated with an ANDA, although legislation is pending to enact such fees beginning in late 2012.

Section 505(b)(2) NDA filings enable the applicant to rely, in part, on the safety and efficacy data of an existing product, or published literature, in support of its application. Section 505(b)(2) NDAs often provide an alternate path to FDA approval for new or improved formulations or new uses of previously approved products. Section 505(b)(2) permits the filing of a NDA where at least some of the information required for approval comes from studies not conducted by or for the applicant and for which the applicant has not obtained a right of reference. The applicant may rely upon certain preclinical or clinical studies conducted for an approved product. The FDA may also require companies to perform additional studies or measurements to support the change from the approved product. The FDA may then approve the new product candidate for all or some of the label indications for which the referenced product has been approved, as well as for any new indication sought by the Section 505(b)(2) applicant. Under federal law, the submission of most NDAs is additionally subject to an application user fee known as the prescription drug user fee act (“PDUFA”), currently $1,958,800, and the manufacturer and/or sponsor under an approved new drug application are also subject to annual product and establishment fees. Product and establishment fees for fiscal 2011 have been expensed as incurred as product development expense. Product and establishment fees assessed for fiscal 2012 totaling $723,260 are included in other current assets on the consolidated balance sheet and will be amortized through September 30, 2013.

Advertising

The Company’s policy is to expense the cost of advertising the first time the advertising takes place. Advertising expense was $11,745 and $16,286 for the nine months ended September 30, 2012 and 2011, respectively. The Company distributes product samples to health care professionals as part of Hawthorn’s sales and marketing efforts. Samples are included in inventory and are expensed when issued to sales representatives for distribution. Samples expense was $763,824 and $721,188 for the nine months ended September 30, 2012 and 2011, respectively, and is included in selling expenses in the accompanying consolidated statements of operations. Samples inventory was $409,597 and $182,323 at September 30, 2012 and December 31, 2011, respectively.

CYPRESS PHARMACEUTICAL, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011

(As Restated)

Fair Value Measurements

FASB ASC Topic 820, Fair Value Measurements, (“ASC Topic 820”) defines fair value, establishes a framework and hierarchy for measuring fair value and expands the related disclosure requirements. ASC Topic 820 indicates that a fair value measurement assumes that the transaction to sell an asset or transfer a liability occurs in the principal market for the asset or liability or, in the absence of a principal market, the most advantageous market for the asset or liability based upon an exit price model.

FASB ASC Topic 825, The Fair Value Option for Financial Assets and Financial Liabilities (“ASC Topic 825”) allows entities to choose to measure financial instruments and certain other items at fair value at specified election dates. Under this standard, an entity is required to report unrealized gains and losses on items for which the fair value option has been elected in earnings.

The Company considers the carrying amounts of cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and borrowings on line of credit to approximate fair value due to the short maturity of these instruments. As allowed by ASC Topic 825, management has not elected fair value accounting for any financial asset or liability not previously accounted for at fair value.

4.	ACCOUNTS RECEIVABLE

Accounts receivable consisted of the following at September 30, 2012 and December 31, 2011:

	2012	2011
Accounts receivable	$10,044,997	$13,422,356
Allowance for doubtful accounts	(632,907)	(632,907)

	$9,412,090	$12,789,449

Concentration of credit risk associated with these receivables consists primarily of the large percentage due from a small number of national wholesalers and drug store chains. During the nine months ended September 30, 2012, sales to three customers accounted for approximately 79 percent of total sales and 72 percent of accounts receivable as of September 30, 2012, with each of these customers individually representing more than 10 percent of total sales. During the nine months ended September 30, 2011, sales to three customers accounted for approximately 78 percent of total sales and 75 percent of accounts receivable as of September 30, 2011 with each of these customers individually representing more than 10 percent of total sales.

CYPRESS PHARMACEUTICAL, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011

(As Restated)

5.	INVENTORY

Inventory consisted of the following at September 30, 2012 and December 31, 2011:

	2012	2011
Finished goods	$4,531,747	$5,851,597
Other – samples, bulk, packaging materials	1,963,633	1,011,783
Reserve for obsolescence	(300,000)	(550,000)

	$6,195,380	$6,313,380

6.	ACCRUED EXPENSES

Accrued expenses consisted of the following at September 30, 2012 and December 31, 2011:

	2012	2011
Accrued customer rebates	$1,587,703	$2,523,223
Accrued Medicaid rebates	412,473	510,032
Accrued chargebacks	1,844,744	1,911,981
Reserve for returned products and other sales allowances	5,401,952	6,604,300
Accrued interest	28,376	10,697
Accrued payroll	415,574	266,506
Accrued royalties	560,915	881,005
Accrued coupons expense	209,362	676,388
FDA annual product and establishment fees	—	670,240
Other	348,316	387,510

	$10,809,415	$14,441,882

7.	BORROWINGS ON LINE OF CREDIT

The Company’s debt consisted of the following at September 30, 2012 and December 31, 2011:

	2012	2011
Revolving line of credit facility	$7,680,000	$6,825,000

Total debt	$7,680,000	$6,825,000

In September 2006 and as amended in October 2008, March 2009, August 2009 and August 2010, the Company entered into a collateralized revolving line of credit agreement with a borrowing limit of $10,000,000 (the “Bank Line of Credit”). The Bank Line of Credit matures April 30, 2013 and bears interest at a variable rate of one-month LIBOR plus 3.5 percent subject to a minimum rate of 4.25 percent. The rate at September 30, 2012 and December 31, 2011 was 4.25 percent. The Bank Line of Credit is collateralized by all assets of the Company. The Bank Line of Credit agreement includes financial covenants that the Company must comply with, including a maximum funded debt to tangible net worth ratio and a minimum tangible net worth provision. As the result of the restatement adjustments described in Note 11, the Company was not in compliance with the tangible net worth requirements at September 30, 2012 and December 31, 2011. The Bank Line of Credit was paid in full and the agreement was terminated in connection with the acquisition of the company described in Note 9. The balance on the

CYPRESS PHARMACEUTICAL, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011

(As Restated)

Bank Line of Credit at September 30, 2012 and December 31, 2011 was $7,680,000 and $6,825,000, respectively, and is due at maturity. The Company had available credit under the Bank Line of Credit of $2,320,000 at September 30, 2012.

8.	CONTINGENCIES

The Company is subject to legal proceedings and claims, which arise in the ordinary course of business. Currently, the Company is not subject to any pending, threatened or asserted legal proceedings or claims which the Company believes will have a material impact on the Company’s fiscal condition or results of operations.

The Company currently carries product liability coverage of $50 million in the aggregate on a “claims made” basis. There is no assurance that the Company’s present insurance will cover any potential claims that may be asserted in the future.

9.	SUBSEQUENT EVENTS

The Company has evaluated subsequent events through February 5, 2013, the date the financial statements were available to be issued.

On December 31, 2012, Pernix Therapeutics Holdings, Inc. (“Pernix”) completed the acquisition of the Company through the purchase of all the Cypress’ outstanding capital stock. Under the terms of the Securities Purchase Agreement, as amended (the “Purchase Agreement”), the stockholders’ of the Company received $52,000,000 in cash and $34,000,000 in shares of common stock of Pernix at closing. The stockholders’ of the Company will receive up to $6,500,000 in cash on December 15, 2013 and an additional $4,500,000 will be held as escrow under the terms of the Purchase Agreement. The Company will receive up to an additional $5,000,000 upon the occurrence of certain milestone events, as defined, which may be paid in cash, shares of common stock of Pernix, or a combination thereof.

In connection with the acquisition of the Company by Pernix, holders of the Preferred Stock agreed to amend the terms thereof whereby they received $30,000,000 million in total satisfaction of the liquidation preferences including payment of accumulated and unpaid dividends. The total payment of $30,000,000 is included in the cash proceeds received at closing.

On April 30, 2012, the Company renewed the Bank Line of Credit under similar terms with a maturity date of April 30, 2013. The Bank Line of Credit was paid in full and the agreement was terminated in connection with the acquisition of the Company by Pernix.

10.	SEGMENT INFORMATION

The Company has adopted ASC Topic 280, Segment Reporting, which requires reporting and disclosure for operating segments. The following information is provided in accordance with the requirements of this statement.

CYPRESS PHARMACEUTICAL, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011

(As Restated)

The reportable segments of the Company are its generic pharmaceutical product operations (Cypress) and branded pharmaceutical product operations (Hawthorn). Segment profits are measured based on income before taxes and are determined based on each segment’s direct sales and expenses. An allocation of corporate costs includes percentage of combined sales, due to/from balances, utilization of space and resources, etc. There were no intersegment sales during the periods presented. Intersegment receivables are excluded from identifiable assets within each segment.

	Nine Months Ended September 30, 2012 and 2011	Cypress (Generic Operations)	Hawthorn (Branded Operations)	Combined
Net sales	2012	$16,333,174	$15,756,440	$32,089,614
	2011	$22,809,366	$15,054,569	$37,863,935
Income (loss) before taxes	2012	$(684,329)	$(2,257,329)	$(2,941,658)
	2011	$2,338,903	$(112,244)	$2,226,659
Total assets	2012	$13,991,220	$7,442,249	$21,433,469
	2011	$13,209,610	$10,469,920	$23,679,530
Fixed asset additions	2012	$6,891	$8,947	$15,838
	2011	$27,520	$58,239	$85,759
Depreciation and Amortization	2012	$79,373	$101,558	$180,931
	2011	$93,876	$148,868	$242,744

11.	RESTATEMENT OF CONSOLIDATED FINANCIAL STATEMENTS

In connection with the acquisition of the Company by Pernix, the Company’s management has performed an extensive review of its accounting policies, procedures and practices used to estimate its reserve for product returns subsequent to the issuance of its September 30, 2012 consolidated financial statements. Based upon this review, the Company determined that its reserve for product returns calculations as of September 30, 2012 and December 31, 2011 and for the nine months ended September 30, 2012 and 2011 required adjustment to fully reflect historical and expected product return rates. Accordingly, the accompanying financial statements have been restated to include an increase to accrued expenses of $3,382,055 and $3,205,732 at September 30, 2012 and December 31, 2011, respectively. The Company also determined that it required adjustment to fully reflect accrued employee vacation resulting in restatement adjustments to increase accrued expenses by $250,000 at September 30, 2012 and December 31, 2011. The restatement adjustments increased (decreased) net income (loss) previously reported as follows:

	Nine months ended September 30,
	2012	2011

Provision for product returns	$176,323	$676,189
Accrued vacation	—	—
Income tax effect	(67,000)	(259,000)

Net increase (decrease) in net income (loss) from restatement adjustments	$109,323	$417,189

The impact of the restatements on each line item of the Company’s consolidated balance sheets as of September 30, 2012 and December 31, 2011 and statements of operations for the nine months ended September 30, 2012 and 2011 are detailed in the tables below:

Consolidated Balance Sheets

	September 30, 2012		December 31, 2011
	Previously Reported	Restated	Previously Reported	Restated

Deferred income taxes	$890,000	$2,279,000	$1,575,000	$2,897,000
Total current assets	19,635,054	21,024,054	23,193,134	24,515,134
Total assets	20,044,469	21,433,469	23,733,642	25,055,642
Accrued expenses	7,177,360	10,809,415	10,986,150	14,441,882
Total current liabilities	17,785,509	21,417,564	19,532,839	22,988,571
Retained earnings (deficit)	(27,741,170)	(29,984,225)	(25,799,327)	(27,933,059)
Total stockholders’ equity (deficit)	2,258,960	15,905	4,200,803	2,067,071
Total liabilities and stockholders’ equity (deficit)	20,044,469	21,433,469	23,733,642	25,055,642

Consolidated Statements of Operations

	Nine months ended September 30, 2012		Nine months ended September 30, 2011
	Previously		Previously
	Reported	Restated	Reported	Restated

Sales deductions	$(32,868,054)	$(33,044,377)	$(41,609,265)	$(42,285,454)
Sales, net	32,265,937	32,089,614	38,540,124	37,863,935
Gross profit	19,460,070	19,283,747	22,170,668	21,494,479
Operating income (loss)	(2,585,335)	(2,761,658)	3,587,348	2,911,159
Income (loss) before income tax expense (benefit)	(2,765,335)	(2,941,658)	2,902,848	2,226,659
Income tax expense (benefit)	(823,492)	(890,492)	1,050,554	791,554
Net income (loss)	(1,941,843)	(2,051,166)	1,852,294	1,435,105

The statements of cash flows for the nine months ended September 30, 2012 and 2011 have been adjusted for the restatement adjustments. The only impacts on the statements of cash flows are the non-cash changes in accrued expenses and deferred income taxes and did not change cash flows from operating, investing or financing activities for the periods presented.